Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016 www.dlapiper.com T 480.606.5100 F 480.606.5101

December 10, 2025

U-Haul Holding Company

5555 Kietzke Lane, Suite 100

Reno, Nevada 89511

Re: Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to U-Haul Holding Company, a Nevada corporation in connection with the filing by the Company of a Registration Statement on Form S-3ASR (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of any combination of (i) voting common stock, par value $0.25 per share (the “Voting Common Stock”), of the Company, (ii) non-voting common stock, par value $0.001 per share (the “Non-Voting Common Stock”), of the Company, (iii) preferred stock of the Company (the “Preferred Stock,” and together with the Voting Common Stock and the Non-Voting Common Stock, the “Company Stock”), and (iv) debt securities of the Company (“Debt Securities,” and together with the Company Stock, the “Securities”). The Company Stock may be issued in an unspecified number and the Debt Securities may be issued in an unspecified principal amount. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of each Company Stock will not exceed the total number of authorized shares of each Company Stock under the Company’s Restated Articles of Incorporation, as amended and then in effect (the “Charter”).

For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of Securities:

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with respect to any of the Securities, (a) the authorization by the Company of the terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Company Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

U-Haul Holding Company

December 10, 2025

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with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the Nevada Secretary of State, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Stock in accordance with the Charter and applicable law; and

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with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Authorization and Issuance of shares of Voting Common Stock, such shares of Voting Common Stock will be validly issued, fully paid and non-assessable.

2.	Upon the Future Authorization and Issuance of shares of Non-Voting Common Stock, such shares of Non-Voting Common Stock will be validly issued, fully paid and non-assessable.

3.	Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4.	Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

The opinions expressed above are limited to the General Corporation Law of Nevada (which includes reported judicial decisions interpreting the General Corporation Law of Nevada) and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

U-Haul Holding Company

December 10, 2025

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA PIPER LLP (US)